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                                                                   EXHIBIT 10.12

LONG-TERM EQUIPMENT SALE AND SOFTWARE LICENSE AGREEMENT By and between ONLINE SYSTEM SERVICES, INC. ("OSS") a Colorado corporation with its principal place of business located at 1800 Glenarm Place, Denver, Colorado and BOULDER RIDGE CABLE TV INC. a California corporation, dba Starstream Communications, with its principal place of business located at 4120 Citrus Ave, Rocklin, CA ("Starstream"), dated as of February 16, 1998.

1.   PURPOSE I DESCRIPTION OF THE SYSTEM. EQUIPMENT. APPLICATION PROGRAMS AND
     ------------------------------------------------------------------------
RELATED MATERIALS AND SERVICES: OSS is a company generally engaged in the
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business of providing Internet related equipment software and services such as hardware and software selection, installation, initial training, consulting and general assistance in the implementation and operation of a turn-key Internet Service Provider ("ISP") business as well as documentation and supporting materials for administration, marketing, sales and web site design and development support for ISP systems; OSS provides and/or has the right to license a package of OSS proprietary programs developed by OSS including but not limited to the "Community Access Partnership" ("CAP") Web site software, with future versions to include, without limitation, "Electronic Banking" and "Electronic Commerce" functionality, and user documentation, as well as the SAGE Application which performs subscriber management and billing functions (hereinafter collectively described as the "Application Program").

Starstream desires to license the Application Programs set forth on Schedule "A"(the "Software License") and purchase certain Equipment set forth on Schedule "B" along with certain related materials and services set forth on Schedule "C" from OSS to establish an Internet point of presence, to design web pages for customers to perform such services and, generally, to enable Starstream to become an ISP provider to its own customers in its franchise territory in the city of Rocklin, California and adjacent localities defined by the following ZIP codes:

     95630     Folsom                   96577     Rocklin
     95648     Lincoln                  95765     Rocklin
     95650     Loomis                   95746     Granite Bay
     95658     Newcastle                96818     Hickam
     95663     Penryn                   96853     Hickam

2. TERM: The term of the Agreement shall commence on March 30, 1998, and shall continue for a period of five (5) years unless sooner terminated in accordance with the terms of this Agreement including but not limited to Section 15 hereunder (the "Term"). Upon completion of this Term, Starstream may at its sole discretion extend the contract for an additional five years.

3.   PROVISIONS APPLICABLE TO EQUIPMENT SALE AND PURCHASE: 3.1 Purchase and
--   ----------------------------------------------------  ----------------
Sale: Starstream hereby agrees to purchase from OSS, and OSS agrees to sell to
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Starstream, the Equipment set forth on Schedule "B" (attached hereto) along with the materials and services set forth on Schedule "C" (attached hereto) at the price set forth on Schedule "B" ("Equipment Purchase Price").

     3.2  Payment: (a) A payment of ten (10%) percent of the Equipment Purchase
     ---  -------
Price shall be made to OSS at the address set forth herein, or any other address designated by OSS on or before April 30, 1998; such amount payable in U.S. funds by electronic wire transfer to OSS' account at NORTHWEST BANK, COLORADO, N.A. Account # 101-8048688, ABA # 102000076. A second payment of ten (10%) percent shall be due and payable on or before May 31, 1998. The remaining eighty (80%) percent shall be paid to OSS within 60 days upon completion and testing of the ISP POP by OSS, and Starstream has accepted certifying document stating testing and certification of the ISP POP by OSS, and Starstream has received from OSS certifying document stating that the Internet Point of Presence is working according to manufacturers specifications including but not limited to the DNS, e-mail, Web services, News Groups, ftp, ping, dial-up access, dedicated access, associated software is installed and working local loop and Internet backbones are complete, as well as other OSS Supplied equipment software or related services located at the Starstream's POP. The Equipment Price is calculated net
                                                                            ---
of any and all taxes, duties, customs, deductions or withholdings or any other moneys required to be withheld by any other government regulation which Starstream shall bear on its own account and pay. (b) OSS shall provide a written invoice to Starstream for all amounts due. Notwithstanding anything to the contrary contained herein, in the case of Starstream's Acceptance of a Partial Delivery of Equipment, Starstream will receive equipment from OSS but will
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not make any payments to OSS until complete testing and certification of the ISP
POP has been completed by OSS and certifying documents have been accepted by Starstream. Starstream's utilization of the equipment for any commercial purpose shall be deemed acceptance by Starstream.

     3.3  System Upgrades Prior to Installation: OSS agrees that should it make
     ---  -------------------------------------
any changes, upgrades or improvements to its standard equipment configuration between the date of execution of this Agreement and the date of actual system installation, but not later than June 1, 1998, such improvements shall be incorporated into the Starstream system at no added cost.

4.   PROVISIONS APPLICABLE TO LICENSE OF THE APPLICATION PROGRAM: 4.1 Grant of
     -----------------------------------------------------------  ------------
Software License: During the Term in the Territory and subject to Starstream's
----------------
compliance with the terms and conditions herein, OSS hereby grants to Starstream a Software License granting Starstream the right to use and execute the Application Program and its future releases and versions throughout the Term, including but not limited to those specified on Schedule "G," with no further costs to Starstream than those set forth in Section 8. Except for the license herein granted to Starstream, it is hereby acknowledged and agreed to by the parties that as between OSS and Starstream all rights of any nature whatsoever in and to the Application Program and any other intellectual property relating to OSS are retained exclusively by OSS. The License shall be non-exclusive to Starstream, subject to the provisions set forth in Section 15.5.

     4.2  Reservation of Rights: The Software License may not, under any
     ---  ---------------------
circumstances whatsoever be considered a transfer, either direct or indirect of the intellectual and/or industrial property rights of the licensed software and Starstream shall not have the right to assign, sub-license, rent, lease, sell, encumber, or otherwise transfer any of the rights granted hereunder. Subject to the same terms, conditions and qualifications; except for the rights expressly granted herein, any and all rights in and to the Application Programs are hereby reserved to OSS.

     4.3  Software Upgrades Prior to Installation: OSS agrees that should it
     ---  ---------------------------------------
make any changes, upgrades or improvements to the standard Applications Programs between the date of execution of this Agreement and the date of actual system installation, but not later than June 1, 1998, such improvements shall be incorporated into the Starstrearn system at no added cost.

5.   RESPONSIBILITIES OF STARSTREAM: Starstream shall be solely responsible for
     ------------------------------
the provision of telecommunication services provided by the local telephone company, interchange carriers and any other telecommunications company which may be necessary for the Starstream's use of the System. In addition, Starstream shall be responsible for insuring for the provision of adequate 110/220 volt power circuits for the System, including backup (uninterruptible) power supply, if desired) power.

6.   OSS INSTALLATION: 6.1 Installation Plan and Acceptance: With respect to
     ----------------  ------------------------------------
Equipment purchased by Starstream from OSS, OSS will provide an Installation Time Line similar to Exhibit D-l developed specifically for Starstream's system which shall be incorporated by reference into Schedule "D." OSS will promptly provide onsite installation of the equipment as set forth in Schedule "B," providing materials and services as outlined in Schedule "C" using its best efforts to comply with the Installation Plan and Time Line in Schedule "D" attached hereto and such other services as the panics mutually agree are necessary to permit Starstream to begin use of the System in accordance with such Installation Plan in compliance with the testing, certification and acceptance set forth in this Agreement. An OSS technician shall be responsible to test, certify and demonstrate to Starstream that all material and equipment successfully operates according to manufacturers specifications and performs all functions outlined in this Agreement and attachments prior to completing the certification documents that the installation has been completed and is operating in accordance with this Agreement and the specifications for the ISP POP. In the event of alleged non-compliance, OSS shall receive written notice and have 30 days within which to cure or to take reasonable steps to cure alleged non-compliance in which OSS shall be deemed to have been in full compliance with its obligations under this agreement.

     6.2  Passage of Title/Risk of Loss/Equipment Delivery: Title to the System
     ---  ------------------------------------------------
shall pass to Starstream upon delivery. Until such time as title passes to Starstream hereunder, OSS shall bear the risk of loss or damage to the System, or any part thereof. Unless otherwise determined by OSS, OSS shall deliver all Equipment and Additional Equipment to Starstream F.O.B. OSS' or manufacturer's principal place of business, whichever is least expensive. OSS reserves the right to make partial deliveries and to ship the Equipment or Additional Equipment as

                                      -2-
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it becomes available. Delivery dates are approximate. Starstream shall provide an acceptable installation and operation environment suitable for computer equipment.

     6.3  Starstream Responsibilities:  Starstream shall promptly perform all
     ---  ---------------------------
responsibilities it is assigned under the Installation Plan. Starstream shall also furnish to OSS, free of charge, for the period of time required for installation of the System: I) access during normal business hours to the location in which the Equipment is to be placed; 2) the cooperation of a management-level employee (hereinafter the Project Leader) knowledgeable in aspects of Starstream's business and technical operations.

7.   OSS SUPPORT AND TRAINING: OSS agrees to furnish Starstream with on-going
     ------------------------
support and training, including Tier I and Tier II End-User telephone support. The parameters of such on-going support and training are defined in Schedules "E" and "F" attached hereto.

8.   OSS PROFESSIONAL MANAGEMENT AND INTELLECTUAL PROPERTY FEES: In
     ----------------------------------------------------------
consideration of the rights and licenses granted hereunder. Starstream shall pay to OSS:

     (a) ________ percent of all "Internet Access Gross Receipts" which shall be defined as all billings by Starstream or its Assignees attributable to the provision of "Internet Access" to be defined for the purpose of this Agreement as dial-up, telco return and two way cable modem Internet access revenues (including web hosting revenues) minus uncollectible billings, installation charges, franchise fees value added, sales and other transactional taxes (other than those taxes which Starstream is legally obligated to pay on its own behalf):

     (b) __________ percent of all "Content Related Gross Receipts" which shall be defined as all fees by Starstream or its Assignees attributable to all content related activities, including but not limited to sponsorships, electronic advertising, electronic banking and electronic commerce minus custom software and web-design development cost, uncollectible billings, installation franchise fees, value added sales and other transactional taxes (other than those taxes which Starstream is legally obligated to pay on its own behalf).

     (c) In addition, Starstream shall be responsible for payment to OSS of those percentages of Internet Access Gross Receipts and Content Related Gross Receipts set forth above for any expansion of Starstream's offering of the OSS products and services to other systems within the Territory in which Starstream, its subsidiaries, parent companies or partners have or may acquire an interest.

     (d) The Professional Management and Intellectual Property Fees provided for in Section 8 shall be paid by Starstream on or before the thirtieth day
                                                          ---------
following each month for Gross Receipts collected by the Starstream, with respect to the Starstream Business during the previous month.

     (e) Starstrearn may exclude from all "Internet Access Gross Receipts" revenues and fees associated with the direct connection of an organization's internal or corporate network ("LAN/WAN Extension") to its cable/fiber optic distribution network, plus fees or charges to an organization for providing dial-up or dedicated access to the organization's corporate network. This exclusion shall not apply to fees charged to remote offices or employees of the corporation for access via the ISP POP or Internet. Starstream may also exclude all revenues and fees directly associated with the provision of discounted services to bonafide non-profit organizations when such services are offered for the express purpose of fulfilling conditions of Starstream's franchise.

9.   TAXES: Except as set forth herein to the contrary, Starstream shall have
            -----
the right to deduct the amount of any withholding taxes, value added taxes, sales and other transactional taxes (other than those taxes which Starstream is legally obligated to pay on its own behalf) from the moneys .due to OSS hereunder; provided, however, that Starstream shall furnish to OSS, at Starstream's expense, the following information and documents: (a) an original receipt from taxing authority with respect to the tax paid (and if such receipt is in a language other than English, a certified English translation thereof);
(b) a report setting forth the fees with respect to which the tax is paid, including the statutory citations and general description of the provision; and
(c) such other information as OSS may from time to time reasonably request to evidence OSS' right to credit such tax against its income tax liability in the United States.

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10.  AUDITS/INSPECTIONS: Starstream and its Assignees shall prepare and maintain
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complete and accurate records of all matters directly relating to this
Agreement, in accordance with generally accepted accounting principles, on a calendar annual basis, throughout the Term and for not less than two years thereafter. During each calendar year of the Term, and within one year after the expiration of this Agreement, OSS, or its designated representative, may inspect and audit such books and records, once per three month period, upon at least thirty (30) days prior notice to Starstream for the purpose of verifying and confirming the accuracy of the payments made to OSS. In the event that any await reveals any error in the calculation of the amounts due to OSS, Starstream shall immediately pay or be refunded the difference unless Starstream contests such audit in good faith. In the event that the amount due to OSS exceeds five (5%) percent of the total amount due to OSS for such audited period, Starstream shall pay the costs associated with the audit unless Starstream contests such audit in good faith. In the event Starstream contests such audit, the dispute shall be subject to Section 17.5 hereunder.

11.  FORCE MAJEURE: 11.1 If OSS' or Starstream's performance of any of its
     -------------  ----
obligations hereunder are delayed or impaired by reason of any Act of God, or, civil disturbance, strike, adverse weather condition, inability to arrange for or delays in transportation, unavoidable casualty, inability to acquire or delays in acquiring any component from a manufacturer or supplier, inability to obtain or delays in obtaining any permits or any law, rule or order of any governmental agency or official or any cause not reasonably within OSS' or Starstream's control including without limitation the non-renewal or termination of or inability to obtain an OSS license of any of the Application Program, and not due to any fault, neglect, act or omission on the part of OSS or Starstream, then OSS or Starstream, as the case may be shall be entitled to an extension of time for completion of same for a period equivalent to the time lost by reason thereof; provided, however, that such party gives the other party notice thereof within five (5) business days (unless circumstances require immediate notification) of the commencement of such claim of delay or impairment.

     11.2  Withdrawal and Replacement: Subject to Section 11.1 above, and
     ----  --------------------------
notification to and approval by Starstream, at anytime during the Term, OSS shall have the right to withdraw the Application Program or any component and upon Starstream's consent replace same with another comparable application program.

12.  PERMITS: Starstream shall at its sole cost, obtain all consents, licenses,
            -------
permits, approvals, authorizations, and inspections from federal, state, and local governmental authorities, agencies, or officials required for the execution and completion of the installation and construction work to be performed hereunder. Starstream shall also be responsible for and correct any violations of any such laws resulting from or in connection with their performance of the work hereunder. Starstream shall furnish OSS with such proof of its compliance as OSS may reasonably request by giving Starstream notice thereof.

13.  CONFIDENTIALITY / PUBLIC DISCLOSURE / PROPRIETARY RIGHTS: 13.1
                                                               ----
Confidentiality: Each of the parties agrees to keep all proprietary ideas, plans
---------------
and information received by or otherwise disclosed to the receiving party from or by the disclosing party, that is marked proprietary or confidential (or bears a marking of like import) during these proposed transactions confidential for a period of two years from the date hereof, except those disclosures which are required by law or by order of a court having lawful jurisdiction. The parties agree that all such proprietary ideas, plans and information shall remain the property of the disclosing party. The parties agree that the terms of this Agreement shall be considered confidential and subject to all provisions of this paragraph 13.1.

     13.2   Public Disclosure: OSS and Starstream shall obtain the others
     ----   -----------------
consent prior to making any press release, announcement or other public disclosure concerning this Agreement, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, each party shall be free to discuss with third parties Internet services and the design and development of ISP business, subject to the NonDisclosure Agreement between the parties, and to
Section 15.5 hereunder.

     13.3   Proprietary Rights: As between Starstream and OSS, Starstream
     ----   ------------------
acknowledges that OSS is the sole owner of all "System Information," defined as all proprietary information of OSS relating to the System or OSS' services, and Starstream shall not, by reason of disclosure or access to any System Information during the course of the parties' relationship or otherwise, acquire any right, title, or interest in or to any System Information. No license, or other right in or to the System Information is intended to be granted to Starstream pursuant to this Agreement or otherwise and no license or other right shall be incorporated herein by reference, implication, or any other means with respect to or under any invention, patent, copyright, trademark, (or any pending application for same) trade secret, or other proprietary right contained in or in any way relating to the System Information disclosed pursuant to this Agreement or to which Starstream may be given or have access. Starstream shall not itself, nor shall it permit, by way of carrying out its reasonable commercial efforts, any third panics to remove any copyright except as specifically authorized hereunder.

14.  WARRANTIES AND INDEMNITIES/SPECIFICATIONS AND CAPACITY: 14.1 SERVICES AND
     ------------------------------------------------------  -----------------
SYSTEM WARRANTY: OSS MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS
---------------
TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ITS SERVICES, THE SYSTEM, THE DESIGN OR CONDITION OF THE EQUIPMENT OR ANY APPLICATION OR ANY OUTPUT BASED ON THE USE OF THE SYSTEM. OSS SPECIFICALLY DISCLAIMS, WITHOUT LIMITATION. ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     14.2   Assignment of Warranty: OSS hereby assigns to Starstream (to the
     ----   ----------------------
extent OSS has the right to so assign) the benefits of any warranties or guarantees provided to OSS by the manufacturer(s) of the System or any parts, replacements, or additional units and agrees to provide a detailed description of same to Starstream within thirty (30) days as of the date hereof Said assignment is not intended to deprive OSS of its rights under said warranties and shall not be construed to do so.

     14.3   Compatibility: (a) OSS warrants and represents that the Equipment
     ----   -------------
being sold to Starstream by OSS and the Software being Licensed to Starstream by OSS hereunder are compatible. (b) Starstream acknowledges that certain software and equipment may not be compatible with the System and Starstream therefore agrees that it shall not use any equipment on which the Application Program is run other than the Equipment, the Application Program and other software provided hereunder without first consulting OSS. In the event that Starstream fails to inform OSS of such use, any damages to the Equipment or otherwise as a result of such use shall be borne by Starstream.

     14.4   System Functions: The System under fully loaded conditions which
     ----   ----------------
shall not exceed 1800 simultaneous residence subscribers, or 900 simultaneous business subscribers or any combination thereof shall accommodate and/or perform in an efficient and cost effective manner in accordance with generally accepted industry standards, including but not limited to, the following primary and commonly used Internet functions: Domain Name Service; Internet E-Mail processing; World Wide Web Access, News Groups, File Transfer Protocol (ftp), Telnet, and dial-up user access and perform all accounting and control functions of Starstream. Starstream agrees that additional random access memory and semi-permanent (hard disk) memory made need to be added from time to time based on growth of subscriber traffic.

     14.5   Repair of Manufacturer Defects: OSS shall coordinate all calls with
     ----   ------------------------------
system component manufacturers and suppliers concerning repair or warranty issues and shall use its best efforts to assist Starstream in obtaining the repair of any operational deficiencies from third party manufacturer in accordance with manufacturer's warranty assigned to Starstream herein. OSS has made arrangements with manufacturers of two critical system components (Cisco Router, 3Com, formerly USR Modem Hub) for replacement of defective parts within 24 hours. Sample copies of these Original Equipment Manufacturers extended maintenance program agreements are included as Attachments El and E2. Other items are generally available locally, such that repairs can be effected within one business day. Nothing contained in this section shall be deemed to require OSS to maintain the Equipment or Additional Equipment or to repair any defect caused by Starstream s failure to properly maintain the Equipment or Additional Equipment. Notwithstanding the above, all repair, replacement and restoration of any Equipment or Additional Equipment manufactured by OSS will be done by OSS without extra costs or charges to Starstream.

     14.6   OSS Indemnification: OSS shall indemnify and hold Starstream
     ----   -------------------
harmless from and against any claims, liabilities, damages and expenses, including, without limitation, reasonable attorney's fees relating to or arising out of OSS' breach of any of its material obligations under this Agreement. OSS shall not be liable for any third party claims based upon or arising from Starstream's negligent operation of the System or for any indirect, incidental or consequential damages arising from the use of or inability to use the System attributable to Starstream's negligence, provided that OSS is not also negligent.

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     14.7   Starstream Indemnification: Starstream shall indemnify and hold
     ----   --------------------------
harmless OSS from and against any claims, liabilities, damages and expenses, including, without limitation, reasonable attorney's fees relating to or arising out of a breach of any of Starstream's material obligations hereunder.

     14.8   OSS Indemnification: OSS shall indemnify and hold harmless
     ----   -------------------
Starstream from and against any claims, liabilities, damages and expenses, including, without limitation, reasonable attorney's fees relating to or arising out of a breach of any of OSS's material obligations hereunder.

     14.9   Service: Notwithstanding any of the foregoing, in view of the nature
     ----   -------
of the System and its complexity and conditions of use, OSS does ensure that the functions of the System shall meet industry standard performance criteria. In the event that the System does not meet industry standard performance criteria as a result of OSS' responsibilities, Starstream shall notify OSS in writing and both parties agree to immediately consult in order to ascertain the urgency of the situation and OSS shall utilize best efforts to rectify the problem within the agreed upon timetable but in any event no later than thirty (30) days. Upon investigation and remedy of the problem, if it is determined that the problem was primarily and directly attributable to Starstream's negligent actions or enhancements to the System, Starstream agrees to pay time and materials plus out of pocket expenses to remedy the situation.

     14.10  Two-Way Operations: OSS warrants that all software furnished in the
     -----  ------------------
system headend equipment and ISP POP shall be fully compatible with two-way system operations. This notwithstanding, the Starstream agrees that it will be necessary to add additional hardware and two-way subscriber modems to support two-way operations.

15.  DEFAULT / TERMINATION: 15.1 Default: Either party may immediately terminate
     ---------------------  -------------
this Agreement upon thirty (30) days prior written notice to the other party (the "Non-Terminating Party") and upon the occurrence of any of the following events of default by the Non-Terminating Party and the Non-Terminating Party's failure to cure same within fifteen (IS) days of notice: the Non-Terminating Party's breach of any material obligation under this Agreement; the Non-Terminating Party's failure to make timely payment to OSS in accordance with the payment obligations set forth in this Agreement; the Non-Terminating Party ceases to do business or sells all or a portion of its assets used in the business of providing Internet service using the System:, or the Non-Terminating Party files for bankruptcy or a trustee or receiver is appointed or the Non-Terminating Party makes an assignment for the benefit of creditors.

     15.2   Effect of Termination: Upon the termination of this Agreement: 1)
     ----   ---------------------
the Non-Terminating Party, its receivers, trustees, assigns or other representatives shall immediately surrender all rights, licenses and privileges granted under this Agreement, cease using or displaying the other party's trademarks, service marks or logos, shall cease to identify itself with the other party in any way, shall immediately pay any and all outstanding payments due to the other party; and shall return to the other party any and all property belonging to such other party including without limitation, all manuals, billing, and other proprietary software and informational materials furnished by the other party to the breaching party, and 2) Any Equipment fully paid for shall remain Starstream Equipment; provided, however, that as to am Equipment for which Starstream has made partial payment, Starstream shall: provide full payment immediately upon termination and the Equipment shall be delivered to Starstream upon full payment; or such Equipment shall be returned to OSS and OSS shall refund Starstream the difference between the fair market value of the returned Equipment (after deduction of costs of retrieving and shipping such Equipment) and the total amount due for the purchase of the Equipment.

     15.3   Non Release of Obligations: No termination of this Agreement shall
     ----   --------------------------
release Starstream from any obligation to pay OSS any amounts accrued or become payable prior to the date of termination.

     15.4   Survival: The provisions of Sections 13, 14, 15.2, 15.4 and 17.1
     ----   --------
shall survive the expiration or termination of this Agreement.

     15.5   Performance Standards: OSS agrees that it will employ its best
     ----   ---------------------
efforts to maintain the system and software within the most advanced state of performance and technology available through the use of release version hardware and software. As from the first anniversary of this Agreement and on each subsequent yearly anniversary of the same, and for an extra (30) day period, Starstream shall have the option to request OSS to meet so as to have a performance review carried out by an independent and well-known consultant with an established practice in the field of Internet technology. Failing the parties' agreement to the same, the appointment of the independent consultant will be made by Starstream. The independent consultant's review will be limited to an assessment of whether the level of technical performance of the hardware/software and services provided by OSS are substantially similar or better than those provided by the three top-ranked companies who provide similar services. Should the report of the consultant indicate that said level of technical performance is below said threshold, Starstream shall notify OSS so that within a thirty (30) day period OSS can take steps to upgrade its services to meet the said threshold. If at the end of such thirty (30) day period, OSS has not upgraded its level of performance to meet or exceed said threshold, Starstream will be authorized to declare a material breach of contract in which case Starstream's remedies will be limited to termination of this Agreement without any indemnification or obligation towards OSS, subject to the provisions of Paragraph 4 - Application Program. Starstream shall bear -expenses of consultant, except in the event of termination of this agreement under the provisions of this paragraph, whereupon OSS shall pay consultant fees.

16.  INTELLECTUAL PROPERTY / INFRINGEMENT CLAIMS: If Starstream receives a claim
     -------------------------------------------
that any Equipment or Application Program manufactured or provided by OSS infringes upon any patent, copyright, or other intellectual property interest, Starstream shall immediately notify OSS in writing. OSS shall have the exclusive authority to handle any such claims and, at its sole option will: 1) settle or defend the claim; 2) procure for Starstream the right to use the Equipment and Application Program or compatible Equipment and Application Program; 3) replace or restore the Equipment and Application Program; and 4) indemnify Starstream from liability arising from any of the foregoing. In the event that any Equipment or Application Program is not manufactured nor provided by OSS, OSS shall not be required to indemnify Starstream except to the extent such infringement arises from OSS' integration of such Equipment or Application Program or the System. OSS shall also not be required to indemnify Starstream for any claims of infringement relating to Equipment or Application Program modified or altered in any way or made to Starstream s designs or specifications without OSS consent.

17.  MISCELLANEOUS: 17.1 Non Waiver: A failure by either party to enforce any
     -------------  ----------------
right hereunder shall not constitutes a waiver of such right or any other right, and shall not modify the rights or obligations of either party under this Agreement;

     17.2 Notice: Any notice required to be given under this Agreement shall be
     -----------
provided in writing and delivered by hand or by registered mail to the party's address indicated herein;

     17.3 Severability: The invalidity or unenforceability of any provisiopn of
     -----------------
this Agreement shall not affect the validity or enforceability of any other provision, the remaining provisions being deemed to continue in full force and effect;

     17.4 Governing law: The Agreement shall be governed by and consttued under
     ------------------
the laws of Colorado;

     17.5 Dispute Resolution: All claims or disputes arising out of this
     -----------------------
Agreement or the breach thereof shall be decided by arbitration in accordance with the appropriate rules of the American Arbitration Association, which cannot be settled amicably by the parties, then obtaining unless the parties mutually agree otherwise. Notice of demand for arbitration shall be filed in writing with the other party to the Agreement and with the American Arbitration Association and shall be made within a reasonable time after the dispute has arisen. The arbitration hearing shall be held in San Francisco, California. The arbitration award shall be binding and enforceable in any court having jurisdiction thereover. The cost of the arbitration proceedings, exclusive of each party's own attorney's fees and out of pocket costs, shall be shared equally by both parties.

     17.6 Entire Agreement: This Agreement constitutes the entire agreement
     ---------------------
between the parties and supersedes all prior agreements and communications, whether oral or in writing, between the parties with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless made in writing and signed by OSS and Starstream;

     17.7 Relationship of Parties: There is no intent within this Agreement to
     ----------------------------
grant a franchise, create a partnership, joint venture, or business relationship between the parties other than that described within this

Agreement. Starstream and OSS are and at all times shall remain independent contractors and shall have no authority to bind the other to any commitments of any kind;

     17.8 Assignment: This Agreement is non-assignable except to any Affiliate.
     ---------------
Any assignment by either party hereto, except as provided above, shall require the written approval of the other party, such approval not to be unreasonably withheld;

     17.9 Successors in Interest: This Agreement shall inure to the benefit of
     ---------------------------
and be binding upon the successors in interest to either of the parties.

18.  LIMITED EXCLUSIVITY: OSS agrees that it will not enter into any similar
     -------------------
arrangement with any other operator whose focus is primarily directed at subscribers in the Territory prescribed in Section 1. Neither will OSS enter into any similar arrangement with any other operator who proposes to provide similar services in areas adjacent to the Territory without giving the Starstream first right of refusal to extend this Agreement to provide its services into the subject adjacent territories on terms no less favorable to OSS than those contained within this agreement.

19.  FAVORED NATIONS: OSS agrees that from the date of this agreement should it
     ---------------
enter into any similar agreement with another cable operator located in the United States of America with fewer than 15,000 subscribers under overall terms which are more favorable than the terms incorporated herein, it will notify Starstream of this agreement and extend to Starstream similar or equivalent terms. Starstream agrees that as a systems integrator OSS has no control over Original Equipment Manufacturer's prices and that this clause shall not apply to any sales amount or terms related to hardware or software purchased from 3rd parties. Therefore this clause shall only be applied to revenue sharing percentages, scope of services rendered, and general operating terms and conditions.

     Each of the parties hereto who have executed and delivered this binding Agreement hereby confirm its effectiveness and validity as of the date first written above.

ONLINE SYSTEM SERVICES                       [Corporate Seal]


By:    /s/
       -------------------------------------
       R. Steven Adams
       President and Chief Executive Officer
Date:  February 16, 1997


Date Accepted:______________________________

STARSTREAM                                   [Corporate Seal]


By:    /s/
       -------------------------------------
       ZoeHazen
       President
Date:  ___________________

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